PLEASE VOTE PROMPTLY

Your vote is important, no matter how many shares you own. Please vote on the reverse side of this proxy card and sign in the space(s) provided. Return your completed proxy card in the enclosed envelope today.

You may receive additional proxies for other accounts. These are not duplicates; you should sign and return each proxy card in order for your votes to be counted.

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS. The signers of this proxy hereby appoint each of Savitri P. Pai and Mohini C. Pai, or either of them, proxy agents of the signers, with power of substitution, to vote at the Special Meeting of Shareholders to be held at 3:00 p.m. (Chicago time), at the Fund's offices at 21 South Clark Street, Suite 2594, Chicago, Illinois 60603, on Monday, December 30, 2002, and at any adjournments, as specified herein and in accordance with their best judgment on any other business that may properly come before this meeting.

AFTER CAREFUL REVIEW, THE BOARD OF DIRECTORS UNANIMOUSLY HAS RECOMMENDED A VOTE "FOR" THE PROPOSAL.


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                              KENILWORTH FUND, INC.

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Please be sure to sign and date this proxy.

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---------------------------      ----------------------              ---------
Shareholder sign here             Co-owner sign here                  Date

THIS PROXY, WHEN PROPERLY EXECUTED, WILL BE VOTED IN THE MANNER DIRECTED BELOW AND, ABSENT DIRECTION, WILL BE VOTED FOR PROPOSAL 1 LISTED BELOW. THIS PROXY WILL BE VOTED IN ACCORDANCE WITH THE PROXY AGENT'S BEST JUDGMENT AS TO ANY OTHER MATTER THAT MAY PROPERLY COME BEFORE THE MEETING.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR THE PROPOSAL:

1.   Proposal to approve the  Agreement and Plan of  Reorganization  between the
     Kenilworth  Fund,  Inc.  and  the  AHA  Investment   Funds,  Inc.  and  the
     transactions contemplated thereby.

[ ] FOR [ ] AGAINST [ ] ABSTAIN

MARK BOX AT RIGHT FOR ADDRESS CHANGE AND NOTE NEW ADDRESS AT LEFT [ ]

PLEASE MARK, SIGN, DATE AND RETURN THIS PROXY PROMPTLY USING THE ENCLOSED ENVELOPE.

Please sign exactly as name or names appear hereon. Joint owners should each sign personally. When signing as attorney, executor, administrator, trustee or guardian, please give full title as such. If a corporation, please sign in corporate name by President or other authorized officer. If a partnership, please sign in partnership name by authorized person.

The enclosed proxy statement provides details on important issues affecting your fund. THE BOARD OF DIRECTORS RECOMMENDS THAT YOU VOTE FOR THE PROPOSAL.